UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 18, 2005

Open Solutions Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-02333-56	22-3173050

(Commission File Number)	(IRS Employer Identification No.)

300 Winding Brook Drive, Glastonbury, CT	06033

(Address of Principal Executive Offices)	(Zip Code)

(860) 652-3155

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.

     On February 18, 2005, the Board of Directors (the “Board”) of Open Solutions Inc. (the “Registrant”) adopted a new compensation plan for its non-employee directors. Pursuant to the plan, each non-employee director will be paid an annual retainer consisting of (i) $12,000 in cash and (ii) restricted stock units granted pursuant to Section 7 of the Registrant’s 2003 Stock Incentive Plan with an initial value of $12,000. The number of restricted stock units granted will be determined by dividing $12,000 by the last sale price of the Registrant’s common stock on the Nasdaq National Market on the date of grant. The restricted stock units will vest on the earlier of (i) the date on which the non-employee director leaves the Board and (ii) the ninth anniversary of the January 1 immediately following the date of grant. Each non-employee director may elect to receive all or part of the cash portion of the annual retainer in the form of restricted stock units as described above.

     Each non-employee director will also receive an amount equal to $1,000 for each Board meeting that the non-employee director personally attends, or $750 for each Board meeting that the non-employee director participates in by telephone. In addition, each non-employee director who serves on the Audit Committee will receive a retainer of $6,000 and each non-employee director who serves on the Compensation and Nominations Committees will receive a retainer of $4,000. The chairman of the Audit Committee will receive an additional $5,000 per year, and the chairmen of the Compensation and Nominations Committees will each receive an additional $2,500 per year.

     Each non-employee director will also receive (i) upon initial election to the Board, an option to purchase 15,000 shares of the Registrant’s common stock, (ii) on the date of the 2005 Annual Meeting of Stockholders, an option to purchase 15,000 shares of the Registrant’s common stock (except for Howard Carver, who will receive 5,000 shares because he received a grant of 15,000 shares upon initial election to the Board in 2004, which the other non-employee directors did not receive), and (iii) on the date of each Annual Meeting of Stockholders after the 2005 Annual Meeting of Stockholders, an option to purchase 5,000 shares of the Registrant’s common stock. Such options will have an exercise price equal to the last sale price of the Registrant’s common stock on the Nasdaq National Market on the date of grant. One-third of the shares of common stock underlying each option will be exercisable one year after the date of grant, and the remaining shares will vest monthly thereafter over a two-year period.

     The Registrant will reimburse its non-employee directors for reasonable out-of-pocket expenses incurred in attending Board or committee meetings. No director who is an employee of the Registrant will receive separate compensation for services rendered as a director.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2005	OPEN SOLUTIONS INC.
	By:	/s/ Carl D. Blandino
Carl D. Blandino
Senior Vice President, Chief Financial Officer and Treasurer